UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22844	52-1492296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Fleet Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (410) 843-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01     Entry Into a Material Definitive Agreement

Item 2.03 is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On October 26, 2005, Laureate Education, Inc (the “Borrower”), entered into a 364-day, $120 million Credit Agreement (the “Agreement”) with Bank of America, N.A. (“Bank of America”) and certain other parties thereto.  The Agreement expires on October 25, 2006 and is comprised of two tranches: Tranche A for $90 million and Tranche B for $30 million.  Tranche B has a $20 million sublimit for standby letters of credit.  The Agreement effectively supercedes the existing $30 million Credit Agreement dated as of June 30, 2003 with Bank of America by incorporating it as Tranche B in the Agreement.

The Agreement provides that borrowings made under Tranche A may be denominated in U.S. Dollars or foreign currency; however, borrowings denominated in foreign currency may not exceed $50 million in the aggregate. All borrowings made under Tranche B must be denominated in U.S. Dollars.  At the Borrower’s option, borrowings under Tranche A of the facility will bear interest at (a) 1.75% per annum plus the applicable LIBOR rate, or (b) 0.25% per annum plus the higher of (1) 0.50% per annum plus the Federal Funds Rate, or (2) the prime rate publicly announced by Bank of America.  Tranche A loans made in foreign currencies will bear interest at 1.75% per annum plus the applicable LIBOR rate. At the Borrower’s option, borrowings under Tranche B will bear interest at (a) 1.50% per annum plus the applicable LIBOR rate, or (b) the higher of (1) 0.50% per annum plus the Federal Funds Rate, or (2) the prime rate publicly announced by Bank of America.

The Agreement has a material covenant, which states that 2.5 times consolidated EBITDA may be borrowed as long as it does not exceed net debt, which is defined as debt minus unrestricted cash.  The Agreement is fully guaranteed by the equity interests of each of the following subsidiaries of the Borrower: Walden E-Learning. Inc., Walden University Inc., The Canter Group of Companies, and Canter and Associates, Inc.

Section 9 — Financial Statements and Exhibits

 Item 9.01       Financial Statements and Exhibits

(c) Exhibits

10.01         Credit Agreement Dated as of October 26, 2005 among Laureate Education, Inc., Bank of America, N.A., and The Other Parties Hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

/s/	Rosemarie Mecca
Name: Rosemarie Mecca
Title: Executive Vice President and
Chief Financial Officer

Date:  October 31, 2005

Exhibit Index

Exhibit	Description

10.01	Credit Agreement Dated as of October 26, 2005 among Laureate Education, Inc., Bank of America, N.A., and The Other Parties Hereto.